UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 18, 2015

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2015, Xi’an TCH Energy Technology Co., Ltd (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”) entered into a Repurchase Agreement for Waste Heat Power Generation Project (the “Repurchase Agreement”) with Sinosteel Group Jilin Ferroalloys Co., Ltd. (“Jitie”).

Xi'an TCH first entered into a Furnace Gas Waste Heat Power Generation Cooperative Agreement (the "Cooperative Agreement") with Jitie in May, 2013, pursuant to which Xi’an TCH built a 7.5 MW and a 3 MW turbine power generation systems with a total of 10.5 MW power generation capacity to supply Jitie (the "Jitie Project"). The terms for these energy recycling systems were twenty four (24) years. In December 2013, the Jitie Project was completed and began operations.

In December, 2014, Sinosteel Group entered into an equity transfer agreement with Liaoning ZhongZe Group for the transfer of ownership of Jitie, pursuant to which Liaoning Zhongze Group became the controlling shareholder of Jitie. After the transfer, Jitie adopted a new strategic plan that would repurchase all out-sourced supporting facilities of Jitie including waste heat power generation projects. Jitie recently notified Xi’an TCH that it would not be able to fulfil its obligations under the Cooperative Agreement and requested to repurchase the Jitie Project from Xi’an TCH and terminate Cooperative Agreement.

Under the Repurchase Agreement, Xi’an TCH and Jitie agree: (i) Jitie repurchases the Jitie Project from Xi’an TCH and terminates the Cooperative Agreement; (ii) Jitie shall pay outstanding energy saving service fees of RMB 1.8 million (approximately $294,599) to Xi’an TCH within 5 working days from the execution of the Repurchase Agreement on June 18, 2015 (the “Effective Date”); (iii) the Jitie Project shall be transferred to Jitie for a total price of RMB 90 million (approximately $14,729,951, the “Repurchase Price”), and Jitie shall pay RMB 45 million within 5 working days from the Effective Date and pay another RMB 45 million within 15 working days from the Effective Date; (iv) the ownership of the Jitie Project shall be transferred to Jitie when it timely pays in full the Repurchase Price and the parties have completed the on-site assets transfer process and confirmed the actual Jitie Project transfer; (v) Xi'an TCH shall not pursue any breach of contract liability against Jitie under the Cooperative Agreement if Jitie pays in full the Repurchase Price on time; (vi) the Cooperative Agreement will be terminated when Jitie pays in full the Repurchase Price according to the requirements of the Repurchase Agreement; and (vii) if the Repurchase Price is not fully paid on time pursuant to the Repurchase Agreement, the Repurchase Agreement shall be terminated automatically and Xi'an TCH shall retain the ownership of the Jitie Project.

The foregoing description of the Repurchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement for Waste Heat Power Generation Project, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Repurchase Agreement for Waste Heat Power Generation Project

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: June 24, 2015	/s/ Jackie Shi
Jackie Shi, Chief Financial Officer